Exhibit 99.2

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the
Sarbanes - Oxley Act of 2002

In connection with the Annual Report of PLM Equipment Growth Fund IV Liquidating Trust (the "Trust"), on Form 10-KSB for the period from September 30, 2003 (inception) through December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Financial Officer of the Trustee and of the Trust, hereby certifies pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)   the Report of the Trust filed today fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the net assets in liquidation and changes in net assets in liquidation of the Trust.

/s/ Richard K Brock
Richard K Brock
Chief Financial Officer of PLM Financial Services, Inc.
(Principal Financial Officer)
March 25, 2004